Exhibit 99.1

KATE SPADE & COMPANY REPORTS THIRD QUARTER 2015 RESULTS

•                  Third quarter direct-to-consumer comparable sales growth of 16%

•                  Net sales increased 26% for the quarter, adjusting for previously announced wind-down operations and excluding certain non-comparable items in 2014, or 11% on a reported basis

•                  Third quarter Adjusted EBITDA of $36 million, or 13% of sales, and adjusted diluted earnings per share of $0.06, each excluding wind-down operations

•                  Reaffirms full year 2015 guidance

NEW YORK, NY – NOVEMBER 5, 2015 – Kate Spade & Company (NYSE:KATE) today announced results for the third quarter ended October 3, 2015.

Net sales for the third quarter of 2015, excluding sales for wind-down operations, were $275 million, an increase of $57 million, or 26.1% compared to the third quarter of 2014, adjusting 2014 net sales for wind-down operations and excluding the impacts of changes in foreign currency exchange rates and 2015 strategic initiatives.  Refer to the table entitled “Reconciliation of Non-GAAP Net Sales Information” for a reconciliation from GAAP results.

Reported net sales for the third quarter of 2015 were $277 million, an increase of $27 million, or 10.7%, from the comparable 2014 period.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said: “Our third quarter results, including industry-leading comparable sales increases, underscore that the diversified foundation we have created is driving sustainable growth in sales and profitability, even with our deliberate pullback in a number of key sales and promotional events. We continue to introduce new product categories and enter new markets in a thoughtful way to attract and retain customers.”

Mr. Leavitt concluded: “Moving forward, we will continue to focus on the factors that differentiate our business as a growing global lifestyle brand, including our partnered approach to expansion, controlled points of distribution and relentless quality of sale efforts.”

George Carrara, President and Chief Operating Officer of Kate Spade & Company, added:  “We are pleased with our strong performance this quarter, which was driven by a strategic omnichannel approach.  In addition, the meaningful Adjusted EBITDA expansion we have generated for the first nine months of 2015 positions us well to achieve our guidance for at least 200 basis points of Adjusted EBITDA margin improvement for the full year.”

For the third quarter of 2015 on a GAAP basis, income from continuing operations was $5 million, or $0.04 per diluted share, compared to $3 million, or $0.02 per diluted share, for the third quarter of 2014. Adjusted diluted earnings per share from continuing operations in the third quarter of 2015 were $0.06, compared to flat in the third quarter of 2014.

For the first nine months of 2015, the Company recorded a loss from continuing operations of ($40) million, or ($0.31) per share, compared to a loss from continuing operations for the first nine months of 2014 of ($50) million, or ($0.40) per share.  Reported net sales for the first nine months of 2015 were $814 million, an increase of $74 million, or 10.0%, from the comparable 2014 period.  Adjusted diluted earnings per share from continuing operations in the first nine months of 2015 were $0.15 compared to flat in the first nine months of 2014.  Net sales for the first nine months of

1

2015, excluding sales for wind-down operations, were $788 million, an increase of $156 million, or 24.6% compared to the first nine months of 2014, adjusting 2014 net sales for wind-down operations and excluding the impacts of the 53rd week, changes in foreign currency exchange rates and 2015 strategic initiatives.  Adjusted EBITDA, excluding the previously announced wind-down operations in 2015 was $105 million for the first nine months of 2015.

The Company will host a conference call at 8:30 a.m. Eastern time today to discuss its results for the third quarter 2015. The dial-in number is 1-888-694-4676 with pass code 51310214. The webcast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations is available in the Company’s Form 10-Q for the third quarter 2015, to be filed with the Securities and Exchange Commission.

The Company determined each of the Kate Spade Saturday, Jack Spade, Kate Spade Brazil and Adelington Design Group initiatives do not represent a strategic shift in the Company’s operations and therefore does not present their activities as discontinued operations.

Adjustments to net sales for wind-down operations include net sales for Kate Spade Saturday, Jack Spade brick and mortar locations, Kate Spade Brazil and brand exits in the Adelington Design Group segment in both periods. In addition to those items, the impacts of the 53rd week, changes in foreign currency exchange rates and strategic initiatives, including quality of sale and the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture are adjusted in 2014.  Refer to the table entitled “Reconciliation of Non-GAAP Net Sales Information” for a reconciliation from GAAP results.

The adjusted results for the third quarter 2015 and 2014, as well as 2015 guidance, exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives (such as severance costs, contract termination costs, asset write-downs and other costs) and brand-exiting activities, acquisition related costs, loss on settlement of note receivable and loss on extinguishment of debt. The adjusted results for the first nine months of 2015 also exclude a $26 million charge related to the termination of certain contracts with the Company’s former joint venture partner in Kate Spade China Co., Ltd. The Company believes that the adjusted results for such periods represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. In addition to those items, the Company presents its 2015 adjusted results further adjusted to exclude the adjusted results of wind-down operations (Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and brand exits in the Adelington Design Group segment). The Company believes that the adjusted results excluding wind-down operations provide a meaningful presentation of its 2015 results on a go-forward basis and on a consistent basis with the Company’s 2015 guidance. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results. The Company presents Adjusted EBITDA, which it defines as income (loss) from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals, loss on settlement of note receivable, loss on extinguishment of debt, non-cash share-based compensation expense and unrealized and certain realized foreign currency transaction adjustments, net. The Company presents the above-described Adjusted EBITDA measures because it considers them important supplemental measures of its performance and believes they are frequently used by

2

securities analysts, investors and other interested parties in the evaluation of companies in its industry.  The Company also presents Adjusted EBITDA Excluding Wind-Down Operations, which the Company defines as Adjusted EBITDA further adjusted to remove the Adjusted EBITDA of Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and the brand exits in the Adelington Design Group segment.  The Company believes this Adjusted EBITDA measure provides a meaningful presentation of its 2015 results on a go-forward basis that is consistent with its 2015 guidance.

THIRD QUARTER RESULTS

Overall Results

Net sales for the third quarter of 2015, excluding sales for wind-down operations, were $275 million, an increase of $57 million, or 26.1% compared to the third quarter of 2014, adjusting 2014 net sales for wind-down operations and excluding the impacts of changes in foreign currency exchange rates and the 2015 strategic initiatives.  Reported net sales for the third quarter of 2015 were $277 million, an increase of $27 million, or 10.7%, from the comparable 2014 period. Third quarter 2015 direct-to-consumer comparable sales growth was 16%, or 11% excluding eCommerce.  Comparable sales per square foot for kate spade new york stores were $1,504 for the latest twelve months, compared to $1,495 for the twelve month period ended July 4, 2015.

Gross profit as a percentage of net sales was 61.2%, both excluding the impact of wind-down operations and on a reported basis, for the third quarter of 2015.  Gross profit as a percentage of net sales was 62.8% for the third quarter 2014.

Selling, general & administrative expenses were $150 million, or 54.3% of net sales, excluding the results of wind-down operations and expenses associated with streamlining activities.  On a reported basis, selling, general and administrative expenses increased to $157 million, or 56.8% of net sales in the third quarter of 2015, compared to $154 million, or 61.4% of net sales in the third quarter of 2014.

Interest expense, net increased to $5 million in the third quarter of 2015, compared to $2 million in the third quarter of 2014, primarily reflecting the absence of interest income related to the Lucky Brand Note.

Net Debt decreased to $182 million at the end of the third quarter of 2015 from $285 million at the end of the third quarter of 2014.

Segment Highlights

Net sales and Segment Adjusted EBITDA for our reportable segments are provided below.

Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments.  The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income (loss) to its reportable segments, other than adjusted equity income (loss) in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

3

Kate Spade North America

Kate Spade North America net sales for the third quarter of 2015, excluding sales for wind-down operations, were $228 million, an increase of $46 million, or 25.5% compared to the third quarter of 2014, adjusting for wind-down operations and excluding the impacts of changes in foreign currency exchange rates and quality of sale initiatives in 2014.  Reported net sales for the third quarter of 2015 were $228 million, an increase of $36 million, or 18.5%, from the comparable 2014 period.

Store counts and key operating metrics for kate spade new york stores are as follows:

—           We ended the quarter with 101 specialty retail stores and 63 outlet stores, reflecting the net addition over the last 12 months of 17 specialty retail stores and 7 outlet stores;  and

—        Average retail square footage in the third quarter of 2015 was approximately 367 thousand square feet, a 17.1% increase compared to 2014.

Kate Spade North America Segment Adjusted EBITDA Excluding Wind-Down Operations was $31 million (13.5% of net sales) for the third quarter of 2015.  Kate Spade North America Segment Adjusted EBITDA, including results of wind-down operations was $31 million (13.4% of net sales) for the third quarter of 2015 compared to $21 million (11.0% of net sales) for the third quarter of 2014.

Kate Spade International

Kate Spade International net sales for the third quarter of 2015, excluding sales for wind-down operations, were $41 million, an increase of $9 million, or 27.5% compared to the third quarter of 2014, adjusting for wind-down operations and excluding the impact of the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture and changes in foreign currency exchange rates in 2014. Reported net sales for the third quarter of 2015 were $43 million, a decrease of $8 million, or 15.8%, from the comparable 2014 period.

Store counts and key operating metrics are as follows:

—           We ended the quarter with 20 kate spade new york specialty retail stores, 52 concessions and 13 outlet stores, reflecting the net addition over the last 12 months of 3 concessions and 3 outlet stores and a net reduction of 13 specialty retail stores, including the conversion of 6 specialty retail stores, 3 concessions and 1 outlet store totaling 11 thousand square feet in Hong Kong, Macau and Taiwan to a joint venture; and

—        Average retail square footage for Japan and Europe in the third quarter of 2015 was approximately 75 thousand square feet, an 18.4% increase compared to 2014.

Kate Spade International Segment Adjusted EBITDA Excluding Wind-Down Operations was $5 million (12.0% of net sales) for the third quarter of 2015.  Kate Spade International Segment Adjusted EBITDA, including results of wind-down operations, was $5 million (11.2% of net sales) for the third quarter of 2015 compared to ($1) million ((2.6)% of net sales) for the third quarter of 2014.

Adelington Design Group

Adelington Design Group net sales for the third quarter of 2015 were $6 million, an increase of $2 million or 40.0% adjusting for wind-down operations in 2014.  Reported net sales were $6 million, a 10.0% decrease compared to 2014.

4

Adelington Design Group Segment Adjusted EBITDA Excluding Wind-Down Operations was $1 million in the third quarter of 2015 and Segment Adjusted EBITDA was $1 million in the third quarter of 2015 and 2014.

ABOUT KATE SPADE & COMPANY

Kate Spade & Company (NYSE: KATE) designs and markets accessories and apparel principally under two global, multichannel lifestyle brands: kate spade new york and Jack Spade.  With collections spanning demographics, genders and geographies, the brands are intended to accent customers’ interesting lives and inspire adventure at each turn. The Company also owns the Adelington Design Group, a private brand jewelry design and development group that markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines. The Company also has a license for the Liz Claiborne New York brand, available at QVC, and Lizwear, which is distributed through the club store channel.  Visit www.katespadeandcompany.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation: our ability to successfully implement our long-term strategic plans; general economic conditions in the United States, Canada, Asia, Europe and other parts of the world; our exposure to currency fluctuations; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; changes in the cost of raw materials, occupancy, labor, advertising and transportation which could impact prices of our products; our ability to expand into markets outside of the US, including our ability to promote brand awareness in our international markets, find suitable partners in certain of those markets and hire and retain key employees for those markets; our ability to maintain targeted profit margins and levels of promotional activity; our ability to optimize our product offerings, in order to anticipate and respond timely to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; issues related to our current level of debt, including an inability to pursue certain business strategies because of the restrictive covenants in the agreements governing our debt and our potential inability to obtain the capital resources needed to operate and grow our business; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; our ability to expand our retail footprint with profitable store locations; our ability to implement operational improvements and realize economies of scale

5

in finished product and raw material costs in connection with growth in our business; our ability to expand into new product categories; our ability to successfully implement our marketing initiatives; our ability to complete the wind-down of our owned business in Brazil in a satisfactory manner and to manage the associated costs, including the impact on our relationships with our employees, vendors, distributors and landlords and unanticipated expenses and charges that may occur, such as litigation risk, including litigation regarding employment and workers’ compensation; risks associated with the various businesses we have disposed, including compliance with our transition service requirements; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; risks associated with decreased diversification of our business as a result of the reduction of our brand portfolio to the Kate Spade and Adelington Design Group businesses; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third party eCommerce platforms and operations; risks associated with data security, including privacy breaches; risks associated with credit card fraud and identity theft; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with having a buying/sourcing agreement which results in a single third party foreign buying/sourcing agent for a significant portion of our apparel products and transitioning buying/sourcing activities for our non-apparel products to an in-house model; risks associated with our arrangement to operate our leased Ohio distribution facility with a third party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses, systems capabilities and operating under a third party arrangement; risks associated with severe weather, natural disasters, public health crises, war, terrorism or other catastrophic events; a variety of legal, regulatory, political, labor and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2015, to be filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement Regarding Forward Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

6

Investor Relations Contact:

Priya Trivedi, Vice President, Finance & Treasurer, Kate Spade & Company, 201.295.6110, ptrivedi@katespade.com

Media Contact:

Emily Garbaccio, Vice President, Communications, Kate Spade & Company, 212.739.6552, egarbaccio@katespade.com

7

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Three Months Ended		Three Months Ended
	October 3, 2015	% of	October 4, 2014	% of
	(13 Weeks)	Sales	(13 Weeks)	Sales

Net Sales	$277,328	100.0%	$250,417	100.0%
Cost of goods sold	107,514	38.8%	93,103	37.2%
Gross Profit	169,814	61.2%	157,314	62.8%
Selling, general & administrative expenses	157,497	56.8%	153,767	61.4%
Operating Income	12,317	4.4%	3,547	1.4%
Other expense, net	(1,560)	(0.6)%	(1,805)	(0.7)%
Interest expense, net	(5,274)	(1.9)%	(2,189)	(0.9)%
Income (Loss) Before Provision (Benefit) for Income Taxes	5,483	2.0%	(447)	(0.2)%
Provision (benefit) for income taxes	973	0.4%	(3,070)	(1.2)%
Income from Continuing Operations	4,510	1.6%	2,623	1.0%
Discontinued operations, net of income taxes	(2,207)		(11,753)
Net Income (Loss)	$2,303		$(9,130)

Earnings per Share:
Basic
Income from Continuing Operations	$0.04		$0.02
Net Income (Loss)	$0.02		$(0.07)

Diluted
Income from Continuing Operations	$0.04		$0.02
Net Income (Loss)	$0.02		$(0.07)

Weighted Average Shares, Basic	127,682		126,971
Weighted Average Shares, Diluted	128,118		127,610

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Nine Months Ended		Nine Months Ended
	October 3, 2015	% of	October 4, 2014	% of
	(39 Weeks)	Sales	(40 Weeks)	Sales

Net Sales	$813,762	100.0%	$740,029	100.0%
Cost of goods sold	317,743	39.0%	289,982	39.2%
Gross Profit	496,019	61.0%	450,047	60.8%
Selling, general & administrative expenses	503,282	61.8%	463,499	62.6%
Operating Loss	(7,263)	(0.9)%	(13,452)	(1.8)%
Other expense, net	(4,778)	(0.6)%	(1,717)	(0.2)%
Loss on settlement of note receivable	(9,873)	(1.2)%	-	-
Loss on extinguishment of debt	-	-	(16,914)	(2.3)%
Interest expense, net	(13,982)	(1.7)%	(18,185)	(2.5)%
Loss Before Provision (Benefit) for Income Taxes	(35,896)	(4.4)%	(50,268)	(6.8)%
Provision (benefit) for income taxes	3,904	0.5%	(500)	(0.1)%
Loss from Continuing Operations	(39,800)	(4.9)%	(49,768)	(6.7)%
Discontinued operations, net of income taxes	(4,577)		82,404
Net (Loss) Income	$(44,377)		$32,636

Earnings per Share:
Basic & Diluted
Loss from Continuing Operations	$(0.31)		$(0.40)
Net (Loss) Income	$(0.35)		$0.26

Weighted Average Shares, Basic and Diluted (a)	127,611		125,972

(a)            Because the Company incurred a loss from continuing operations for the nine months ended October 3, 2015 and October 4, 2014, all potentially dilutive shares are antidilutive.  Accordingly, basic and diluted weighted average shares outstanding are equal for such periods.

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	October 3, 2015	October 4, 2014
Assets
Current Assets:
Cash and cash equivalents	$219,659	$123,334
Accounts receivable - trade, net	58,893	62,275
Inventories, net	248,407	220,725
Other current assets	36,414	40,446
Total current assets	563,373	446,780

Property and Equipment, Net	177,333	176,359
Goodwill	48,790	68,871
Intangibles, Net	87,204	92,689
Note Receivable	-	87,853
Other Assets	45,588	33,094
Total Assets	$922,288	$905,646

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings	$4,499	$7,446
Other current liabilities	279,159	263,712
Total current liabilities	283,658	271,158

Long-Term Debt	397,114	401,351
Other Non-Current Liabilities	68,100	162,971
Stockholders’ Equity	173,416	70,166
Total Liabilities and Stockholders’ Equity	$922,288	$905,646

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Nine Months Ended
	October 3, 2015	October 4, 2014
	(39 Weeks)	(40 Weeks)

Cash Flows from Operating Activities:
Net (loss) income	$(44,377)	$32,636
Adjustments to arrive at loss from continuing operations	4,577	(82,404)
Loss from continuing operations	(39,800)	(49,768)

Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	36,837	39,240
Loss on asset disposals and impairments, including streamlining initiatives, net	8,631	2,653
Share-based compensation	19,440	31,772
Loss on settlement of note receivable	9,873	-
Loss on extinguishment of debt	-	16,914
Foreign currency losses, net	609	2,287
Other, net	3,863	1,358
Changes in assets and liabilities:
Decrease in accounts receivable - trade, net	30,588	2,324
Increase in inventories, net	(98,924)	(82,144)
Decrease (increase) in other current and non-current assets	7,740	(8,759)
Increase in accounts payable	46,642	9,071
Decrease in accrued expenses and other non-current liabilities	(7,512)	(22,522)
Net change in income tax assets and liabilities	1,331	(174)
Net cash used in operating activities of discontinued operations	(10,845)	(17,823)
Net cash provided by (used in) operating activities	8,473	(75,571)

Cash Flows from Investing Activities:
Proceeds from sales of property and equipment	816	-
Purchases of property and equipment	(40,775)	(67,534)
Payments for purchases of businesses	-	(32,268)
Proceeds from sales of joint venture interests, net	19,874	-
Payment for joint venture interest	(10,000)	-
Payments for in-store merchandise shops	(4,858)	(4,318)
Net proceeds from settlement of note receivable	75,128	-
Investments in and advances to equity investees	(5,000)	-
Other, net	347	(30)
Net cash provided by investing activities of discontinued operations	668	137,922
Net cash provided by investing activities	36,200	33,772

Cash Flows from Financing Activities:
Proceeds from borrowings under revolving credit agreement	2,000	5,063
Repayment of borrowings under revolving credit agreement	(8,000)	(4,960)
Principal payments under capital lease obligations	(339)	(303)
Proceeds from issuance of Term Loan	-	398,000
Repayment of Senior Notes	-	(390,693)
Repayment of Term Loan	(3,000)	(1,000)
Proceeds from exercise of stock options	2,428	41,410
Payment of deferred financing fees	(1,159)	(9,282)
Net cash (used in) provided by financing activities	(8,070)	38,235

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(988)	(3,324)

Net Change in Cash and Cash Equivalents	35,615	(6,888)
Cash and Cash Equivalents at Beginning of Period	184,044	130,222
Cash and Cash Equivalents at End of Period	$219,659	$123,334

KATE SPADE & COMPANY

SEGMENT REPORTING

(Dollars in thousands)

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended October 3, 2015 (13 Weeks)
KATE SPADE North America	$228,493	$30,713	13.4%
KATE SPADE International (b)	42,870	4,793	11.2%
Adelington Design Group	5,965	1,127	18.9%
Total	$277,328

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended October 4, 2014 (13 Weeks)
KATE SPADE North America	$192,886	$21,130	11.0%
KATE SPADE International (b)	50,906	(1,346)	(2.6)%
Adelington Design Group	6,625	1,030	15.5%
Other (c)	-	(90)	-
Total	$250,417

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Nine Months Ended October 3, 2015 (39 Weeks)
KATE SPADE North America	$659,809	$86,566	13.1%
KATE SPADE International (b)	136,056	13,215	9.7%
Adelington Design Group	17,897	2,728	15.2%
Total	$813,762

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Nine Months Ended October 4, 2014 (40 Weeks)
KATE SPADE North America	$565,021	$69,614	12.3%
KATE SPADE International (b)	153,512	81	0.1%
Adelington Design Group	21,496	1,020	4.7%
Other (c)	-	(685)	-
Total	$740,029

(a)              Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; (iii) losses on asset disposals and impairments; and (iv) a $26,000 charge in the nine months ended October 3, 2015 to terminate contracts with the Company’s former joint venture partner in China.  The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income (loss) to its reportable segments, other than adjusted equity loss in its equity method investees. Refer to the tables entitled “Reconciliation of Non-GAAP Financial Information” for further information.

(b)             Amounts include equity in the adjusted losses of equity method investees of $915 and $1,185 for the three months ended October 3, 2015 and October 4, 2014, respectively, and $3,586 and $1,358 for the nine months ended October 3, 2015 and October 4, 2014, respectively.

(c)              Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives (b)	Adjusted Results	Results of Wind-Down Operations (c)	Adjusted Results (Excluding Wind- Down Operations) (d)
Three Months Ended October 3, 2015 (13 Weeks)
Total Net Sales	$277,328		$277,328	$(2,058)	$275,270
KATE SPADE North America	228,493		228,493	(187)	228,306
KATE SPADE International	42,870		42,870	(1,871)	40,999
Adelington Design Group	5,965		5,965	-	5,965

Gross Profit	169,814		169,814	(1,259)	168,555

SG&A	157,497	$(6,684)	150,813	(1,230)	149,583

Operating Income	$12,317	$6,684	$19,001	$(29)	$18,972

Other expense, net	(1,560)	443	(1,117)		(1,117)
Interest expense, net	(5,274)		(5,274)		(5,274)
Provision for income taxes (e)	973	4,137	5,110	(12)	5,098
Income from Continuing Operations	$4,510	$2,990	$7,500	$(17)	$7,483

Basic Earnings per Common Share from Continuing Operations	$0.04		$0.06		$0.06
Diluted Earnings per Common Share from Continuing Operations (f)	$0.04		$0.06		$0.06

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$19,001	$(29)	$18,972
Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			11,974	(2)	11,972
Share-based compensation, net (h)			6,573		6,573
Other expense, net (i)			(1,087)		(1,087)
Adjusted EBITDA			$36,461	$(31)	$36,430

KATE SPADE North America			$30,713	$52	$30,765
KATE SPADE International (j)			4,793	116	4,909
Adelington Design Group			1,127	(199)	928
Other (k)			(172)		(172)
Adjusted EBITDA			$36,461	$(31)	$36,430

(a)               Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)               Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $7,030; and (ii) store closure, other brand-exiting and acquisition related credits of $(346).

(c)               Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d)               Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands.  This is presented in order to provide adjusted results on the same basis as the Company’s 2015 guidance.

(e)               Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.1 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(f)                Adjusted diluted earnings per share for the three months ended October 3, 2015 are based on 128,118 shares outstanding.

(g)               Excludes amortization included in Interest expense, net.

(h)               Excludes $0.1 million of share-based compensation expense that was classified as restructuring.

(i)                Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $30 and restructuring charges of $443 included in equity in the losses of equity method investees.

(j)                Amounts include equity in the adjusted losses of equity method investees of $915.

(k)               Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $30 and equity in the losses of equity method investees of $1,358.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives (b)	Adjusted Results
Three Months Ended October 4, 2014 (13 Weeks)
Total Net Sales	$250,417		$250,417
KATE SPADE North America	192,886		192,886
KATE SPADE International	50,906		50,906
Adelington Design Group	6,625		6,625

Gross Profit	157,314		157,314

SG&A	153,767	$(824)	152,943

Operating Income	$3,547	$824	$4,371

Other expense, net	(1,805)		(1,805)
Interest expense, net	(2,189)		(2,189)
(Benefit) provision for income taxes (c)	(3,070)	4,021	951
Income (Loss) from Continuing Operations	$2,623	$(3,197)	$(574)

Basic Earnings per Common Share from Continuing Operations	$0.02		$-
Diluted Earnings per Common Share from Continuing Operations (d)	$0.02		$-

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$4,371
Depreciation and amortization, asset impairments and losses on asset disposals, net (e)			12,080
Share-based compensation, net (f)			5,458
Other expense, net (g)			(826)
Adjusted EBITDA			$21,083

KATE SPADE North America			$21,130
KATE SPADE International (h)			(1,346)
Adelington Design Group			1,030
Other (i)			269
Adjusted EBITDA			$21,083

(a)                Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)                Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $1,134 and (ii) store closure, other brand-exiting and acquisition related credits of ($310).

(c)                Adjusted amount represents adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.8 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(d)                Because the Company incurred an adjusted loss from continuing operations for the three months ended October 4, 2014, all potentially dilutive shares are antidilutive. Accordingly, basic and diluted weighted average shares outstanding are equal for such period.

(e)                Excludes amortization included in Interest expense, net.

(f)                 Excludes $0.3 million of share-based compensation expense that was classified as restructuring.

(g)                Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $979.

(h)                Includes equity in the losses of equity method investee of $1,185.

(i)                 Amount includes ($90) principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations and Other expense, net, above, net of foreign currency transaction adjustment of $979 and equity in the losses of equity method investee of $1,185.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

		Streamlining			Adjusted Results
		Initiatives and JV		Results of Wind-Down	(Excluding Wind-
	Reported (a)	Termination Fee (b)	Adjusted Results	Operations (c)	Down Operations) (d)
Nine Months Ended October 3, 2015 (39 Weeks)
Total Net Sales	$813,762		$813,762	$(26,156)	$787,606
KATE SPADE North America	659,809		659,809	(12,980)	646,829
KATE SPADE International	136,056		136,056	(11,459)	124,597
Adelington Design Group	17,897		17,897	(1,717)	16,180

Gross Profit	496,019		496,019	(11,127)	484,892

SG&A	503,282	$(58,744)	444,538	(14,807)	429,731

Operating (Loss) Income	$(7,263)	$58,744	$51,481	$3,680	$55,161

Other expense, net	(4,778)	526	(4,252)		(4,252)
Loss on settlement of note receivable	(9,873)	9,873	-		-
Interest expense, net	(13,982)		(13,982)		(13,982)
Provision for income taxes (e)	3,904	9,603	13,507	1,472	14,979
(Loss) Income from Continuing Operations	$(39,800)	$59,540	$19,740	$2,208	$21,948

Basic Earnings per Common Share from Continuing Operations	$(0.31)		$0.15		$0.17
Diluted Earnings per Common Share from Continuing Operations (f)	$(0.31)		$0.15		$0.17

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$51,481	$3,680	$55,161
Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			35,480	(550)	34,930
Share-based compensation, net(h)			19,134		19,134
Other expense, net (i)			(3,755)		(3,755)
Adjusted EBITDA			$102,340	$3,130	$105,470

KATE SPADE North America			$86,566	$2,931	$89,497
KATE SPADE International (j)			13,215	475	13,690
Adelington Design Group			2,728	(276)	2,452
Other (k)			(169)		(169)
Adjusted EBITDA			$102,340	$3,130	$105,470

(a)	Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.
(b)

Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $33,025; (ii) store closure, other brand-exiting and acquisition related credits of $(281); and (iii) a $26,000 charge related to the termination of certain contracts with the Company’s former joint venture partner in China.

(c)

Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d)

Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands.  This is presented in order to provide adjusted results on the same basis as the Company’s 2015 guidance.

(e)

Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.2 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(f)	Adjusted diluted earnings per share for the nine months ended October 3, 2015 are based on 128,208 shares outstanding.
(g)	Excludes amortization included in Interest expense, net.
(h)	Excludes $0.3 million of share-based compensation expense that was classified as restructuring.
(i)

Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $497 and restructuring charges of $526 included in equity in the losses of equity method investees.

(j)	Amounts include equity in the adjusted losses of equity method investees of $3,586.
(k)	Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $497 and equity in the losses of equity method investees of $4,112.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives and Loss on Extinguishment of Debt (b)	Adjusted Results
Nine Months Ended October 4, 2014 (40 Weeks)
Total Net Sales	$740,029		$740,029
KATE SPADE North America	565,021		565,021
KATE SPADE International	153,512		153,512
Adelington Design Group	21,496		21,496

Gross Profit	450,047		450,047

SG&A	463,499	$(35,516)	427,983

Operating (Loss) Income	$(13,452)	$35,516	$22,064

Other expense, net	(1,717)		(1,717)
Loss on extinguishment of debt	(16,914)	16,914	-
Interest expense, net (c)	(18,185)	2,302	(15,883)
(Benefit) provision for income taxes (d)	(500)	4,425	3,925
(Loss) Income from Continuing Operations	$(49,768)	$50,307	$539

Basic Earnings per Common Share from Continuing Operations	$(0.40)		$-
Diluted Earnings per Common Share from Continuing Operations (e)	$(0.40)		$-

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$22,064
Depreciation and amortization, asset impairments and losses on asset disposals, net (f)			34,771
Share-based compensation, net (g)			14,553
Other expense, net (h)			(1,102)
Adjusted EBITDA			$70,286

KATE SPADE North America			$69,614
KATE SPADE International (i)			81
Adelington Design Group			1,020
Other (j)			(429)
Adjusted EBITDA			$70,286

(a)	Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.
(b)

Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $34,979; (ii) store closure, other brand-exiting and acquisition related credits of $(165) and (iii) a non-cash write-off of debt issuance costs included in SG&A of $702.

(c)	Adjustment reflects a non-cash write-off of debt issuance costs associated with the amended and restated revolving credit facility for the nine months ended October 4, 2014.
(d)

Adjusted amount represents adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $2.1 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(e)	Adjusted diluted earnings per share are based on 126,760 shares outstanding.
(f)	Excludes amortization included in Interest expense, net.
(g)	Excludes $17.2 million of share-based compensation expense that was classified as restructuring.
(h)	Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $615.
(i)	Includes equity in the losses of equity method investee of $1,358.
(j)

Amount includes ($685) principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations and Other expense, net, above, net of foreign currency transaction adjustment of $615 and equity in the losses of equity method investee of $1,358.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP NET SALES INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations (a) in 2015 and to Net Sales excluding wind-down operations and adjusting for the impacts of changes in foreign currency exchange rates and strategic initiatives in 2014 (b).

		Three Months Ended
		October 3, 2015	October 4, 2014	Variance
		(13 Weeks)	(13 Weeks)	$	%
Total Company
Net Sales as reported		$277,328	$250,417	$26,911	10.7%
Less:	Net sales for wind-down operations (a)	(2,058)	(12,994)
	Net sales impact of strategic initiatives (b)	-	(10,950)
	Foreign currency impact	-	(8,201)
Adjusted Net Sales		$275,270	$218,272	$56,998	26.1%

KATE SPADE North America
Net Sales as reported		$228,493	$192,886	$35,607	18.5%
Less:	Net sales for wind-down operations (a)	(187)	(6,364)
	North America quality of sale initiatives	-	(2,400)
	Foreign currency impact	-	(2,270)
Adjusted Net Sales		$228,306	$181,852	$46,454	25.5%

KATE SPADE International
Net Sales as reported		$42,870	$50,906	$(8,036)	-15.8%
Less:	Net sales for wind-down operations (a)	(1,871)	(4,266)
	Net sales impact of strategic initiatives	-	(8,550)
	Foreign currency impact	-	(5,931)
Adjusted Net Sales		$40,999	$32,159	$8,840	27.5%

Adelington Design Group
Net Sales as reported		$5,965	$6,625	$(660)	-10.0%
Less:	Net sales for wind-down operations (a)	-	(2,364)
Adjusted Net Sales		$5,965	$4,261	$1,704	40.0%

_______________

(a)                      Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)                     Represents the estimated impact on net sales of strategic initiatives announced in 2015, including the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture and North America quality of sale initiatives.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP NET SALES INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations (a) in 2015 and to Net Sales excluding wind-down operations and adjusting for the impacts of the 53rd week, changes in foreign currency exchange rates and strategic initiatives in 2014 (b).

		Nine Months Ended
		October 3, 2015	October 4, 2014	Variance
		(39 Weeks)	(40 Weeks)	$	%
Total Company
Net Sales as reported		$813,762	$740,029	$73,733	10.0%
Less:	Net sales for wind-down operations (a)	(26,156)	(40,537)
	Net sales impact of strategic initiatives (b)	-	(27,526)
	Additional week in 2014	-	(17,900)
	Foreign currency impact	-	(22,092)
Adjusted Net Sales		$787,606	$631,974	$155,632	24.6%

KATE SPADE North America
Net Sales as reported		$659,809	$565,021	$94,788	16.8%
Less:	Net sales for wind-down operations (a)	(12,980)	(22,800)
	North America quality of sale initiatives	-	(9,952)
	Additional week in 2014	-	(13,973)
	Foreign currency impact	-	(4,394)
Adjusted Net Sales		$646,829	$513,902	$132,927	25.9%

KATE SPADE International
Net Sales as reported		$136,056	$153,512	$(17,456)	-11.4%
Less:	Net sales for wind-down operations (a)	(11,459)	(10,832)
	Net sales impact of strategic initiatives	-	(17,574)
	Additional week in 2014	-	(3,927)
	Foreign currency impact	-	(17,698)
Adjusted Net Sales		$124,597	$103,481	$21,116	20.4%

Adelington Design Group
Net Sales as reported		$17,897	$21,496	$(3,599)	-16.7%
Less:	Net sales for wind-down operations (a)	(1,717)	(6,905)
Adjusted Net Sales		$16,180	$14,591	$1,589	10.9%

_______________

(a)                      Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)                     Represents the estimated impact on net sales of strategic initiatives announced in 2015, including the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture and North America quality of sale initiatives.